Filed pursuant to Rule 424(b)(5)

Registration No. 333-222065

PROSPECTUS SUPPLEMENT (To Prospectus dated December 19, 2017)

450,164 Shares of Common Stock

Biotricity Inc. is offering 450,164 shares of our common stock at an offering price of $5.50 per share.

Our common stock is currently quoted on the OTCQB under the symbol “BTCY.” On December 21, 2017, the last reported sale price of our common stock on OTCQB was $6.51 per share.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock to the investors is expected to be made on or about December 26, 2017.

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The date of this prospectus supplement is December 22, 2017.

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $80,000,000, of which this offering is a part.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms, the terms “Biotricity,” the “Company,” “we,” “our” or “us” in this prospectus refer to Biotricity Inc. and its wholly-owned subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page 6, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

Biotricity Inc. is a leading-edge medical technology company focused on biometric data monitoring solutions. Our aim is to deliver innovative, remote monitoring solutions to the medical, healthcare, and consumer markets, with a focus on diagnostic and post-diagnostic solutions for lifestyle and chronic illnesses. We approach the diagnostic side of remote patient monitoring by applying innovation within existing business models where reimbursement is established. We believe this approach reduces the risk associated with traditional medical device development and accelerates the path to revenue. In post-diagnostic markets, we intend to apply medical grade biometrics to enable consumers to self-manage, thereby driving patient compliance and reducing healthcare costs. We intend to first focus on a segment of the multi-billion-dollar diagnostic mobile cardiac telemetry market, otherwise known as MCT.

We are in the final stages of development of our Bioflux MCT technology, which is comprised of a monitoring device and software component, and are in the process of building strategic relationships to accelerate our go-to-market strategy and growth.

Our Company was incorporated on August 29, 2012 in the State of Nevada. At the time of incorporation, the name of our company was Metasolutions, Inc. On January 27, 2016, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada effective as of February 1, 2016, whereby, among other things, we changed our name to Biotricity Inc. and increased the authorized number of shares of common stock from 100,000,000 to 125,000,000 and “blank check” preferred stock from 1,000,000 to 10,000,000. iMedical was incorporated on July 3, 2014 under the Canada Business Corporations Act.

Our principal executive office is located at 275 Shoreline Drive, Redwood City, California 94065, and our telephone number is (800) 590-4155. We also have executive offices at75 International Blvd., Suite 300, Toronto, ON Canada M9W 6L9. Our website address is www.biotricity.com. The information on our website is not part of this prospectus.

On February 2, 2016 we completed our acquisition of iMedical through our indirect subsidiary 1062024 B.C. LTD., a company existing under the laws of the Province of British Columbia (“Exchangeco”) (collectively referred to as the “Acquisition Transaction”). In connection with the closing of the Acquisition Transaction, the former shareholders of iMedical entered into a transaction whereby their existing common shares of iMedical were exchanged for either: (a) shares in the capital of Exchangeco that are exchangeable for shares of our common stock at the same ratio as if the shareholders exchanged their common shares in iMedical at the consummation of the Acquisition Transaction for our common stock (the “Exchangeable Shares”); or (b) shares of our common stock, which (assuming exchange of all such Exchangeable Shares) would equal in the aggregate a number of shares of our common stock that constitute 90% of our issued and outstanding shares as of the date of the closing date of the Acquisition Transaction.

On February 2, 2016, we also entered into an Exchange Agreement with 1061806 BC LTD. (“Callco”), a British Columbia corporation and our wholly owned subsidiary, Exchangeco, iMedical and the former shareholders of iMedical (the “Exchange Agreement”), whereby Exchangeco acquired 100% of the outstanding common shares of iMedical, taking into account the Exchangeable Share Transaction (as defined below). After giving effect to this transaction, we commenced operations through iMedical, as facilitated by our 100% ownership of Exchangeco (other than the Exchangeable Shares) and Callco. Effective on the closing of the Acquisition Transaction, (a) the Company issued approximately 1.197 shares of its common stock in exchange for each common share of iMedical held by iMedical shareholders who in general terms, are not residents of Canada, and (b) shareholders of iMedical who in general terms, are Canadian residents (for the purposes of the Income Tax Act (Canada)) (the “Eligible Holders”) received approximately 1.197 Exchangeable Shares in the capital of Exchangeco in exchange for each common share of iMedical held (collectively, (a) and (b) being, the “Exchangeable Share Transaction”).  As part of the Exchangeable Share Transaction, we entered into a Voting and Exchange Trust Agreement with Exchangeco, Callco and Computershare Trust Company of Canada.

THE OFFERING Securities we are offering 450,164 shares of common stock Common stock to be outstanding after this offering 22,313,524 shares

Public Offering Price Use of proceeds

$5.50

We estimate the net proceeds to us from this offering will be approximately $2.4 million, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, and for general working capital purposes.

Dividend policy NASDAQ Capital Market symbol Risk factors

We do not anticipate paying any cash dividends on our common stock for the foreseeable future.

Our common stock is quoted on the OTCQB under the symbol “BTCY.”

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 6 of this prospectus supplement and the documents incorporated by reference herein.

Unless we indicate otherwise, all information in this prospectus is based on 21,863,360 shares of common stock outstanding as of December 21, 2017, and excludes, as of that date:

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approximately 2,874,588 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans;

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approximately 5,075,961 shares of our common stock issuable upon the exercise of outstanding warrants; and

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9,123,031 Exchangeable Shares issued and outstanding that convert directly into common shares.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, including the risk factors described in our Transition Report on  Form 10-K for the transition period from January 1, 2017 to  March 31, 2017, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

Risks Related to this Offering

An active and visible public trading market for our Common Stock may not develop.

We do not currently have an active or visible trading market. We cannot predict whether an active market for our common stock will ever develop in the future. In the absence of an active trading market:

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Investors may have difficulty buying and selling or obtaining market quotations;

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Market visibility for shares of our common stock may be limited; and

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A lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our Common Stock.

Our common stock is quoted over-the-counter on a market operated by OTC Markets Group, Inc. These markets are relatively unorganized, inter-dealer, over-the-counter markets that provide significantly less liquidity than NASDAQ or the NYSE MKT. No assurances can be given that our common stock, even if quoted on such markets, will ever actively trade on such markets, much less a senior market like NASDAQ or NYSE MKT. In this event, there would be a highly illiquid market for our common stock and you may be unable to dispose of your common stock at desirable prices or at all. Moreover, there is a risk that our common stock could be delisted from its current tier of the OTC Market, in which case our stock may be quoted on markets even more illiquid.

The market price of our common stock may be volatile.

The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

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Our ability to successfully bring any of our proposed or planned products to market;

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Actual or anticipated fluctuations in our quarterly or annual operating results;

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Changes in financial or operational estimates or projections;

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Conditions in markets generally;

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Changes in the economic performance or market valuations of companies similar to ours;

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Announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

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Our intellectual property position; and

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General economic or political conditions in the United States or elsewhere.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock.

Because we were engaged in a transaction that can be generally characterized as a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we were engaged in a transaction that can be generally characterized as a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of the Company since there is little incentive to brokerage firms to recommend the purchase of the common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

Our largest stockholder will substantially influence our Company for the foreseeable future, including the outcome of matters requiring shareholder approval and such control may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause the Company’s stock price to decline.

Mr. Al-Siddiq beneficially owns approximately 18% of our outstanding shares of common stock and common stock underlying the Exchangeable Shares. As a result, coupled with his board seat, he will have the ability to influence the election of our directors and the outcome of corporate actions requiring shareholder approval, such as: (i) a merger or a sale of our Company, (ii) a sale of all or substantially all of our assets, and (iii) amendments to our articles of incorporation and bylaws. This concentration of voting power and control could have a significant effect in delaying, deferring or preventing an action that might otherwise be beneficial to our other shareholders and be disadvantageous to our shareholders with interests different from those entities and individuals. Mr. Al-Siddiq also has significant control over our business, policies and affairs as an executive officer or director of our Company. He may also exert influence in delaying or preventing a change in control of the Company, even if such change in control would benefit the other stockholders of the Company. In addition, the significant concentration of stock ownership may adversely affect the market value of the Company’s common stock due to investors’ perception that conflicts of interest may exist or arise.

Our issuance of additional common stock or preferred stock may cause our common stock price to decline, which may negatively impact your investment.

Issuances of a substantial number of additional shares of our common or preferred stock, or the perception that such issuances could occur, may cause prevailing market prices for our common stock to decline. In addition, our board of directors is authorized to issue additional series of shares of preferred stock without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of shares of preferred stock that may be issued, including voting rights, conversion rights, dividend rights, preferences over our common stock with respect to dividends or if we liquidate, dissolve or wind up our business and other terms. If we issue cumulative preferred stock in the future that has preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the market price of our common stock could decrease.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our common stock. We plan to retain any future earning to finance growth.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of shares offered in this offering at the public offering price of $5.50 per share, and after deducting estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of approximately $5.42 per share. See “Dilution.”

Because we will have broad discretion and flexibility in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering for general corporate purposes, and for general working capital purposes. See “Use of Proceeds”. Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

FORWARD-LOOKING INFORMATION

This prospectus supplement and the documents and information incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

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our possible or assumed future results of operations;

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our business strategies;

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our ability to attract and retain customers;

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our ability to sell additional products and services to customers;

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our cash needs and financing plans;

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our competitive position;

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our industry environment;

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our potential growth opportunities;

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the effects of future regulation; and

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the effects of competition.

All statements in this prospectus supplement and the documents and information incorporated by reference in this prospectus supplement that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after estimated offering expenses payable by us, will be approximately $2,440,000.

We currently intend to use the net proceeds from this offering for general corporate purposes, and for general working capital purposes.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2017. Such information is set forth on the following basis:

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on an actual basis; and

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on a pro forma basis, giving effect only to the sale of the 450,164 shares of common stock in this offering at a public offering price of $5.50 per share, after deducting estimated offering expenses.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2017
	Actual	Pro Forma
	$	$
CURRENT ASSETS
Cash	607,149	3,053,050
Harmonized sales tax recoverable	20,541	20,541
Deposits and other receivables	6,722	6,722
Total current assets	634,412	3,080,313

Deposits and other receivables	33,000	33,000
TOTAL ASSETS	667,412	3,113,313

CURRENT LIABILITIES
Accounts payable and accrued liabilities	762,804	762,804
TOTAL LIABILITIES	762,804	762,804

STOCKHOLDERS' (DEFICIENCY) EQUITY
Preferred stock, $0.001 par value, 10,000,000 authorized as at September 30, 2017, 1 share issued and outstanding as at September 30, 2017	1	1
Common stock, $0.001 par value, 125,000,000 authorized as at September 30, 2017. Issued and outstanding common shares: 21,613,890 as at September 30, 2017, actual, and 22,064,054, pro forma, respectively, and exchangeable shares of 9,123,031 outstanding as at September 30, 2017, actual and pro forma.	30,731	31,181
Shares to be issued	13,625	13,625
Additional paid-in-capital	22,025,886	24,471,337
Accumulated other comprehensive loss	(583,732)	(583,732)
Accumulated deficit	(21,581,903)	(21,581,903)
Total stockholders' (deficiency) equity	(95,391)	2,350,510
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY	667,412	3,113,313

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2017 was approximately $(95,392) or $(0.03) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the common stock in this offering at the public offering price set forth on the cover page of this prospectus supplement and after deducting estimated expenses payable by us, our pro forma net tangible book value as of September 30, 2017 would have been approximately $2.4 million or $0.08 per share of common stock. This represents an immediate increase in net tangible book value of $0.11 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.42 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share	$ 5.50

Net tangible book value per share as of September 30, 2017	$ (0.03)

Increase per share attributable to this offering	$ 0.11

Pro forma net tangible book value per share as of September 30, 2017 after this offering	$ 0.08

Dilution per share to new investors participating in this offering	$ 5.42

The information above is as of September 30, 2017 and excludes, as of that date:

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approximately 2,874,588 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans;

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approximately 5,075,961 shares of our common stock issuable upon the exercise of outstanding warrants; and

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9,123,031 Exchangeable Shares issued and outstanding that convert directly into common shares.

PLAN OF DISTRIBUTION

This is a direct public offering by Biotricity Inc. of a maximum of 450,164 shares of our common stock at a negotiated price of $5.50 per share. Our officers and directors will sell the shares. In offering the securities on our behalf, our directors and officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. Those conditions are as follows:

a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and

b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c. Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

There is no minimum number of shares that must be sold in the offering, we will retain the proceeds from the sale of any of the offered shares, and funds will not be returned to investors.

Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the shares, informing investors of the closing date as to such shares. We currently anticipate that closing of the sale of the shares will take place on or about December 22, 2017. Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares.

On the scheduled closing date, we will receive funds in the amount of the aggregate purchase price for the shares we sell.

The estimated offering expenses payable by us are approximately $35,000 which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock. After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately $2,440,000.

The transfer agent for our shares of common stock to be issued in this offering is Action Stock Transfer Corporation.

Our common stock is quoted on the OTCQB under the symbol “BTCY.”

LEGAL MATTERS

The validity of the shares being offered under this prospectus by us will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated financial statements of Biotricity Inc. as of and for the three and twelve months ended March 31, 2017, March 31, 2016, December 31, 2016 and December 31, 2015 appearing in Biotricity Inc.’s Transition Report on Form 10-K for the transition period from January 1, 2017 to March 31, 2017 have been audited by SRCO Professional Corporation, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.biotricity.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

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our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 30, 2017;

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our Transition Report on Form 10-K for the period from January 1, 2017 to March 31, 2017 filed with the SEC on June 29, 2017;

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our Quarterly Reports on Form 10-Q for the periods ended September 30, 2017 and June 30, 2017, filed with the SEC on November 14, 2017 and August 14, 2017, respectively;

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our Current Reports on Form 8-K filed with the SEC on April 6, 2017, April 25, 2017, May 4, 2017, June 2, 2017, June 21, 2017, July 6, 2017, August 4, 2017, November 2, 2017, and December 18, 2017;

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering

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the description of our common stock contained in the Amendment No. 9 to our Registration Statement on Form S-1 filed with the SEC on August 11, 2017 (File No. 001-210933), including any amendment or report filed for the purpose of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Waqaas Al-Siddiq, Biotricity Inc., 275 Shoreline Drive, Suite 150, Redwood City, CA 94065, telephone number (800) 590-4155.

PROSPECTUS

$80,000,000

BIOTRICITY INC.

Common Stock

Preferred Stock

Warrants

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate initial offering price of up to $80,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.1 of Form S-3 was approximately $84,897,569 based on 21,863,360 shares of common stock outstanding, of which 17,151,024 shares were held by non-affiliates, and a last reported sale price on the OTCQB marketplace of $4.95 per share on December 13, 2017.

 Our common stock is currently quoted on the OTCQB under the symbol “BTCY.” On December 13, 2017, the last reported sales price for our common stock was $4.95 per share.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 9, in addition to Risk Factors contained in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

This prospectus is dated December 19, 2017

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $80,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless otherwise noted, references in this prospectus to “Biotricity,” the “Company,” “we,” “our,” or “us” means Biotricity Inc., the registrant, and, unless the context otherwise requires, together with its subsidiaries, including iMedical Innovation Inc., a Canadian corporation (“iMedical”). References to iMedical refer to such company prior to its acquisition by the Company on February 2, 201 6.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements concerning:

•	our possible or assumed future results of operations;

•	our business strategies;

•	our ability to attract and retain customers;

•	our ability to sell additional products and services to customers;

•	our cash needs and financing plans;

•	our competitive position;

•	our industry environment;

•	our potential growth opportunities;

•	expected technological advances by us or by third parties and our ability to leverage them;

•	the effects of future regulation; and

•	the effects of competition.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

ABOUT BIOTRICITY

Our Business

Biotricity Inc. is a leading-edge medical technology company focused on biometric data monitoring solutions. Our aim is to deliver innovative, remote monitoring solutions to the medical, healthcare, and consumer markets, with a focus on diagnostic and post-diagnostic solutions for lifestyle and chronic illnesses. We approach the diagnostic side of remote patient monitoring by applying innovation within existing business models where reimbursement is established. We believe this approach reduces the risk associated with traditional medical device development and accelerates the path to revenue. In post-diagnostic markets, we intend to apply medical grade biometrics to enable consumers to self-manage, thereby driving patient compliance and reducing healthcare costs. We intend to first focus on a segment of the multi-billion-dollar diagnostic mobile cardiac telemetry market, otherwise known as MCT.

We are in the final stages of development of our Bioflux MCT technology, which is comprised of a monitoring device and software component, and are in the process of building strategic relationships to accelerate our go-to-market strategy and growth.

Corporate Overview

Our Company was incorporated on August 29, 2012 in the State of Nevada. At the time of incorporation, the name of our company was Metasolutions, Inc. On January 27, 2016, we filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada effective as of February 1, 2016, whereby, among other things, we changed our name to Biotricity Inc. and increased the authorized number of shares of common stock from 100,000,000 to 125,000,000 and “blank check” preferred stock from 1,000,000 to 10,000,000. iMedical was incorporated on July 3, 2014 under the Canada Business Corporations Act.

Our principal executive office is located at 275 Shoreline Drive, Redwood City, California, and our telephone number is (416) 214-3678. We also have executive offices at75 International Blvd., Suite 300, Toronto, ON Canada M9W 6L9. Our website address is www.biotricity.com. The information on our website is not part of this prospectus.

The Acquisition Transaction

On February 2, 2016 we completed our acquisition of iMedical through our indirect subsidiary 1062024 B.C. LTD., a company existing under the laws of the Province of British Columbia (“Exchangeco”) (collectively referred to as the “Acquisition Transaction”). In connection with the closing of the Acquisition Transaction, the former shareholders of iMedical entered into a transaction whereby their existing common shares of iMedical were exchanged for either: (a) shares in the capital of Exchangeco that are exchangeable for shares of our common stock at the same ratio as if the shareholders exchanged their common shares in iMedical at the consummation of the Acquisition Transaction for our common stock (the “Exchangeable Shares”); or (b) shares of our common stock, which (assuming exchange of all such Exchangeable Shares) would equal in the aggregate a number of shares of our common stock that constitute 90% of our issued and outstanding shares as of the date of the closing date of the Acquisition Transaction.

On February 2, 2016, we also entered into an Exchange Agreement with 1061806 BC LTD. (“Callco”), a British Columbia corporation and our wholly owned subsidiary, Exchangeco, iMedical and the former shareholders of iMedical (the “Exchange Agreement”), whereby Exchangeco acquired 100% of the outstanding common shares of iMedical, taking into account the Exchangeable Share Transaction (as defined below). After giving effect to this transaction, we commenced operations through iMedical, as facilitated by our 100% ownership of Exchangeco (other than the Exchangeable Shares) and Callco. Effective on the closing of the Acquisition Transaction, (a) the Company issued approximately 1.197 shares of its common stock in exchange for each common share of iMedical held by iMedical shareholders who in general terms, are not residents of Canada, and (b) shareholders of iMedical who in general terms, are Canadian residents (for the purposes of the Income Tax Act (Canada)) (the “Eligible Holders”) received approximately 1.197 Exchangeable Shares in the capital of Exchangeco in exchange for each common share of iMedical held (collectively, (a) and (b) being, the “Exchangeable Share Transaction”).  As part of the Exchangeable Share Transaction, we entered into a Voting and Exchange Trust Agreement (the “Trust Agreement”) with Exchangeco, Callco and Computershare Trust Company of Canada (the “Trustee”).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in the registration statement on Form S-1 we filed with the SEC on August 11, 2017 and our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information”.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including expanding our products, and for general working capital purposes. We may also use a portion of the net proceeds to acquire or invest in businesses, technologies, and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any material acquisitions as of the date of this prospectus.

DESCRIPTION OF COMMON STOCK

General

Our authorized capital stock consists of 125,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 13, 2017, there were 21,863,360 shares of Common Stock issued and outstanding, and 9,123,031 Exchangeable Shares issued and outstanding that convert directly into common shares, which when combined with Common Stock produce an amount equivalent to 30,986,391 outstanding shares upon the exchange of Exchangeable Shares.

Common Stock

Pursuant to Article II of the Amended and Restated By-laws of the Company, each holder of Common Stock and securities exchangeable into Common Stock that vote with the Common Stock are entitled to one vote for each share of Common Stock held of record by such holder with respect to all matters to be voted on or consented to by our stockholders, except as may otherwise be required by applicable Nevada law. Unless the vote of a greater number or voting by classes is required by Nevada statute, the Company’s Articles of Incorporation or its bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the capital stock (or securities exchangeable in accordance with their terms into capital stock of the Company) present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Furthermore, except as otherwise required by law, the Company’s Articles of Incorporation or its bylaws, directors shall be elected by a plurality of the voting power of the capital stock (or securities exchangeable in accordance with their terms into capital stock of the Company) present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The stockholders do not have pre-emptive rights under our Certificate of Incorporation to acquire additional shares of Common Stock or other securities. The Common Stock is not being subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of the Company, the stockholders will be entitled to share in corporate assets on a pro rata basis after the Company satisfies all liabilities and after provision is made for each class of capital stock having preference over the Common Stock (if any). Subject to the laws of the State of Nevada, if any, of the holders of any outstanding series of preferred stock, the Board of Directors will determine, in their discretion, to declare dividends advisable and payable to the holders of outstanding shares of Common Stock. Shares of our Common Stock are subject to transfer restrictions.

Transfer Agent and Registrar

Action Stock Transfer Corporation is the transfer agent for our shares of common stock. Its address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121; Telephone: (801) 274-1088.

Listing

Our common stock is currently quoted on the OTCQB under the symbol “BTCY”.

DESCRIPTION OF PREFERRED STOCK

Blank-Check Preferred Stock

We are currently authorized to issue up to 10,000,000 shares of blank check preferred stock, $0.001 par value per share, of which one share has currently been designated as the Special Voting Preferred Stock (as described below). The Board of Directors has the discretion to issue shares of preferred stock in series and, by filing a Preferred Stock Designation or similar instrument with the Nevada Secretary of State, to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such Series and the qualifications, limitations and restrictions thereof.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

•

the title and stated or par value of the preferred stock;

•

the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•

the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•

whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•

the provisions for a sinking fund, if any, for the preferred stock;

•

any voting rights of the preferred stock;

•

the provisions for redemption, if applicable, of the preferred stock;

•

any listing of the preferred stock on any securities exchange;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

•

if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•

any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

 The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

Special Voting Preferred Stock

The Board authorized the designation of a class of the Special Voting Preferred Stock, with the rights and preferences specified below. For purposes of deferring Canadian tax liabilities that would be incurred by certain of our shareholders, iMedical and its shareholders have entered into a transaction pursuant to which the eligible holders, who would have otherwise received shares of common stock of the Company pursuant to the Acquisition Transaction, received Exchangeable Shares. The right to vote the Common Stock equivalent of such Exchangeable Shares shall be conducted by the vote of the Special Voting Preferred Stock issued to the Trustee.

In that regard, we have designated one share of preferred stock as the Special Voting Preferred Stock with a par value of $0.001 per share. The rights and preferences of the Special Voting Preferred Stock entitle the holder (the Trustee and, indirectly, the holders of the Exchangeable Shares) to the following:

•

the right to vote in all circumstances in which holders of our common stock have the right to vote, with the common stock as one class;

•

an aggregate number of votes equal to the number of shares of our common stock that are issuable to the holders of the outstanding Exchangeable Shares;

•

the same rights as the holders of our common stock as to notices, reports, financial statements and attendance at all stockholder meetings;

•

no entitlement to dividends; and

•

a total sum of $1.00 upon windup, dissolution or liquidation of the Company.

The Company may cancel the Special Voting Preferred Stock when there are no Exchangeable Shares outstanding and no option or other commitment of iMedical of its affiliates, which could require iMedical or its affiliates to issue more Exchangeable Shares.

As set forth above, the holders of the Exchangeable Shares, through the Special Voting Preferred Stock, have voting rights and other attributes corresponding to the Common Stock. The Exchangeable Shares provide an opportunity for Eligible Holders to obtain a full deferral of taxable capital gains for Canadian federal income tax purposes in specified circumstances.

DESCRIPTION OF WARRANTS

  We may issue warrants for the purchase of preferred stock or common stock. Warrants may be issued independently or together with any preferred stock or common stock, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock, shares of preferred stock or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities

•	any delayed delivery arrangements

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Continuous Offering Program

Without limiting the generality of the foregoing, we may enter into a continuous offering program equity distribution agreement with a broker-dealer, under which we may offer and sell shares of our common stock from time to time through a broker-dealer as our sales agent. If we enter into such a program, sales of the shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the OTCQB at market prices, block transactions and such other transactions as agreed upon by us and the broker-dealer. Under the terms of such a program, we also may sell shares of common stock to the broker-dealer, as principal for its own account at a price agreed upon at the time of sale. If we sell shares of common stock to such broker-dealer as principal, we will enter into a separate terms agreement with such broker-dealer, and we will describe this agreement in a separate prospectus supplement or pricing supplement.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Kesner LLP, New York, New York.

EXPERTS

The consolidated financial statements of Biotricity Inc. as of and for the three and twelve months ended March 31, 2017, March 31, 2016, December 31, 2016 and December 31, 2015 appearing in Biotricity Incorporated’s Transition Report on Form 10-K for the transition period from January 1, 2017 to March 31, 2017 have been audited by SRCO Professional Corporation, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 30, 2017;

•	our Transition Report on Form 10-K for the period from January 1, 2017 to March 31 2017 filed with the SEC on June 29, 2017;
•	our Quarterly Reports on Form 10-Q for the periods ended September 30 and June 30, 2017, filed with the SEC on November 14 and August 14, 2017, respectively;

•	our Current Reports on Form 8-K filed with the SEC on April 6, 2017, April 25, 2017, May 4, 2017, June 2, 2017, June 21, 2017, July 6, 2017, August 4, 2017, November 2, 2017, and December 18, 2017;

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Waqaas Al-Siddiq, Biotricity Inc., 275 Shoreline Drive, Suite 150, Redwood City, CA 94065, telephone number (416) 640-7887.

450,164 Shares of Common Stock

PROSPECTUS SUPPLEMENT

December 22, 2017